Exhibit 10.8

ASSET PURCHASE AGREEMENT

This asset purchase agreement dated for reference August 9, 2011, is between Mobile Data Corp., a Nevada corporation of 2033 Gateway Place, 5th Floor, San Jose California, 95110 (“Mobile”) and BEET Company Ltd., a BVI corporation of 90 Main Street, Road Town, Tortola, British Virgin Islands (the “Vendor”).

Whereas:

A.	the parties signed a Letter Agreement for the purchase and sale of the business assets of the Vendor;

B.	the Vendor has agreed to transfer all of its interest in the Assets and Mobile has agreed to purchase the Assets pursuant to the terms and conditions of this agreement;

for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

INTERPRETATION

1.	The definitions in the recitals are part of this agreement.

2.	In this agreement:

a.
“Assets” mean the assets used in the Vendor’s business, including all software rights to the LiveJive Broadcaster Software, the domain name livejive.com, intellectual property, equipment, and technology used in and related to the Vendor’s business, and including any related technology or Facebook applications to be developed (collectively, the “Asset” or the “Assets”) and all documents and information related to the Assets the assets, all of which are more particularly described in Schedule “A” attached to this agreement.

b.	“Effective Date” means August 9, 2011.

c.	“Letter Agreement” means the letter agreement dated August 5, 2011 between Mobile and the Vendor for the purchase of the Assets.

d.	“Shares” means the 2.5 million restricted common shares of Mobile to be issued to the Vendor.

TERMS AND CONDITIONS OF THE ACQUISITION

Acquisition of Assets

3.	The Vendor will transfer all of its interest in the Assets to Mobile at closing so that Mobile becomes the sole beneficial and legal owner of the Assets as of the Effective Date.

Payment of Purchase Price

4.
As consideration for the purchase and sale of the Assets, Mobile will pay the Vendor $250,000 payable by the issuance of the Shares at a deemed price of $0.05 per share and an annual royalty payment of 20% of the gross revenues generated by Mobile in its business utilized by the Assets.

Closing

5.	At closing, the Vendor will deliver the following:

a.	all the documents and information relating to the Assets, including any documents required for the transfer of any Assets;

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b.	a copy of all corporate documents required for the sale of the Assets, including directors’ resolutions approving the sale of the Assets.

6.	At closing, Mobile will deliver the following:

a.	a copy of all corporate documents required for the acquisition of the Assets, including directors’ resolutions approving the payment of the purchase price for the Assets; and

b.	the share certificate representing the Shares.

REPRESENTATIONS AND WARRANTIES

Mobile

7.	Mobile represents and warrants that:

a.	It is a company formed and in good standing under the laws of Nevada.

b.	It has the legal capacity and authority to make and perform this agreement.

c.	The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the board of directors of Mobile.

d.	Any shares issued pursuant to the terms of this agreement will be subject to the trading restrictions set out in Section 10.

The Vendor

8.	The Vendor represents and warrants that:

a.	The Vendor is a company formed and in good standing under the laws of the British Virgin Islands.

b.	The Vendor has the legal capacity and authority to make and perform this agreement.

c.	The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the board of directors of the Vendor.

d.	The Vendor owns the Assets free of any claim or potential claim by any person and has the authority to transfer the Assets as described in this agreement.

e.	No person has any right to acquire any interest in the Assets, with the exception of Mobile.

COVENANTS AND ACKNOWLEDGEMENTS

9.	The Vendor will indemnify Mobile from any and all debts or liabilities arising out of or from the Assets prior to the date of this agreement.

10.
The Vendor acknowledges and understands that each certificate evidencing any Shares issued to the Vendor under this agreement and any other securities issued on any stock split, stock dividend, recapitalization, merger, consolidation, or similar event will be imprinted with legends substantially in the following form:

“These securities are restricted securities as that term is defined in Rule 144 under the U.S. Securities Act of 1933 (the “Act”).  As restricted securities, they may be resold only in accordance with Regulation S under the Act or pursuant to an effective registration statement under the Act or an exemption from the Act.”

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11.	The Vendor acknowledges that:

a.	restrictions on the transfer, sale or other subsequent disposition of such Shares by the Vendor may be imposed by securities laws in addition to any restrictions imposed pursuant to Section 10 above;

b.
the Vendor has been advised by Mobile that the Vendor should consult its own legal adviser before disposing of all or any part of any Shares that may be issued to the Vendor pursuant to this agreement to avoid breach of relevant securities laws, regulations and policies;

c.
the Vendor has been given an adequate opportunity to ask questions of, and receive answers from, the officers of Mobile concerning the acquisition of the Shares and to obtain such additional information as the Vendor deems necessary in order to evaluate an investment in Mobile and Mobile has provided all information requested by the Vendor;

d.	neither Mobile nor any director of Mobile has made any representation about the present or future value of the Shares; and

e.
the Vendor has been advised that the business of Mobile is in a start-up phase and acknowledges that there is no assurance that Mobile will raise sufficient funds to adequately capitalize the business of that the business will be profitable in the future.

TRANSFER OF ASSETS

Assignment in Trust

12.
The Vendor acknowledges that it has transferred, assigned and set over to Mobile all of the right, title, benefit and interest of the Vendor in the Assets, and that, with respect to those Assets of which the transfer of legal ownership has not yet been affected, the Vendor will hold such Asset or Assets in trust for Mobile and the benefits derived thereunder will be for the account of Mobile.

OTHER PROVISIONS

13.
The Vendor acknowledges that this agreement was prepared for Mobile by its legal counsel and that it may contain terms and conditions onerous to the Vendor.  The Vendor expressly acknowledges that Mobile has given the Vendor adequate time to review this agreement and to seek and obtain independent legal advice, and the Vendor represents to Mobile that it has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this agreement.

14.	Time is of the essence of this agreement.

15.	This agreement is governed by the laws of Nevada and must be litigated in the courts of Nevada.

16.
Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number provided by the party and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day.  Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party.  Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

17.	The Vendor may not assign this agreement or any part of it to another party.

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18.	Any amendment of this agreement must be in writing and signed by the parties.

19.	This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

20.
No failure or delay of Mobile in exercising any right under this agreement operates as a waiver of the right.  Mobile’s rights under this agreement are cumulative and do not preclude Mobile from relying on or enforcing any legal or equitable right or remedy.

21.	If any provision of this agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.

22.	This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

The parties’ signatures below are evidence of their agreement.

Mobile Data Corp.

  /s/ Authorized signatory
Authorized signatory
August 9, 2011

BEET Company Ltd.

  /s/ Authorized signatory
Authorized signatory
August 9, 2011

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Asset Purchase AgreementPage

Schedule “A”
Schedule “A” to the Asset Purchase Agreement
between Mobile Data Corp. and Beet Company Ltd.
dated for reference the 9th day of August, 2011

(number of pages including this one: 1)

Assets

The following is the description of the Assets.

1.	The domain name “LiveJive.com”.
2.	All notes, data, records, and materials in any format that relate to the domain name.
3.	The website www.livejive.com and its design and layout structure.
4.	All the content previously prepared for the website.
5.	The business plan for “LiveJive” prepared by the Vendor.
6.	All software rights to the LiveJive Broadcaster Software.
7.	All intellectual property, equipment, and technology used in and related to the business of the Vendor, including any related technology or Facebook applications to be developed.

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